EXHIBIT 99.1

Qumu Reports Third Quarter 2022 Financial Results
Traction with Partner-Led Sales Strategy Contributes to Continued Growth in Quarterly SaaS Revenue and SaaS Annual Recurring Revenue for Third Quarter 2022
Cost Management Yields 30% Year-Over-Year Operating Expense Reduction

MINNEAPOLIS – October 27, 2022 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology, today reported financial results for the third quarter ended September 30, 2022.
Q3 2022 and Recent Operational Highlights
•Expanded partnership with AT&T to support the branding and launch of AT&T’s Qumu-powered enterprise video-as-a service product offering
•Launched Qumu Video Engagement Platform on Google Cloud Marketplace
•Renewed several of our marquee customers, including international banking group UniCredit, Birmingham County Football Club and pediatric oncology center Prinses Máxima Centrum
Q3 2022 Financial Highlights
•Software as a Service (SaaS) revenue increased 6% to $2.8 million, compared to $2.6 million in Q3 2021
•SaaS Annual Recurring Revenue (SaaS ARR) grew to $13.5 million, up 7% year-over-year
•SaaS revenue accounted for 51% of total revenue, compared to 54% in Q2 2022 and 41% in Q3 2021
•Gross margin improved to 77.5%, compared to 75.4% for Q2 2022 and 76.0% for Q3 2021
•Operating expenses decreased 12% sequentially and 30% year-over-year
•Net cash used in operating activities decreased to $1.4 million, an improvement compared to $3.7 million in Q2 2022 and $3.3 million in Q3 2021
•Solid balance sheet with $6.0 million of cash and cash equivalents, inclusive of line of credit borrowings of $1.2 million
•Company reiterated its expectation that SaaS recurring revenue will comprise approximately 65% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 75% of recurring revenue mix by the end of 2023
Q3 2022 Key Performance Indicators
•SaaS revenue accounted for 63% of recurring revenue, up from 61% in Q2 2022 and 52% in Q3 2021
•SaaS revenue accounted for 51% of total revenue, compared to 54% in Q2 2022 and 41% in Q3 2021
•SaaS ARR increased to $13.5 million from $13.3 million in Q2 2022 and $12.6 million in Q3 2021
•SaaS customer retention metrics:
◦Gross Retention Rate (GRR): 92% at end of Q3 2022 compared to 84% at end of Q3 2021
◦Net Retention Rate (NRR): 100% at end of Q3 2022 compared to 123% at end of Q3 2021
Management Commentary
“Our improving financial results and strong SaaS KPIs in Q3 reflect the increasing success and momentum of our partner-led sales strategy as well as our customers growing their investment with Qumu as their trusted provider of live and asynchronous video content,” said CEO of Qumu, Rose Bentley. “In particular, our partner strategy has been validated by the volume of opportunities we are seeing as well as by the rate we are closing new business. In fact, our new logo count for the first nine months of the year exceeds all new logos we secured in 2021 and we continue to see over 80% of our new bookings being sourced by our partners.”
Qumu CFO Tom Krueger commented: “During Q3 we built on the financial momentum we established in the first half of 2022 by delivering solid growth across our key SaaS metrics. Highlighting our success is the 6% increase in SaaS revenue and 7% increase in SaaS ARR. Renewals and retention rates were especially strong in the quarter, with gross retention rate of 92% and net retention rate of 100%. Importantly, we were able to achieve these results while reducing our operating expenses by 12% sequentially and 30% year-over-year, which enabled us to improve cash used in operations by $2.3 million compared to Q2 2022. We have made great strides improving our cash usage, and we will continually look for ways to further optimize our cost profile without sacrificing our ability to scale.”
Bentley continued: “Looking ahead, our pipeline for renewals and new customers is incredibly strong. Many of the renewals include expansion of our customer relationships as they look to increase usage of the Qumu platform resulting in a broader network of technology partners and new enterprise use cases going forward. A growing number of renewals secured in Q3 were for multi-year contracts, and we expect future renewals to follow suit. In fact, three-to-five-year contracts accounted for nearly 20% of our renewals year-to-date, reflecting the confidence our customers have in our cloud-based solution and unmatched level of customer service.
“Longer term, our three-year vision for Qumu is to achieve $50 million in revenue as a profitable and predictable company by the end of 2025. The strategic investments that we have made into the business over the past several years position us to now focus on scaling outwardly and promoting our platform through our network of partners and collaborators. The benefits of our transformation will become increasingly evident in growth in recurring revenues later this year and in 2023.”
Third Quarter 2022 Financial Results
Revenue for Q3 2022 was $5.5 million, compared to $5.1 million in Q2 2022 and $6.4 million in Q3 2021. The year-over-year decrease was due to the company’s strategic shift away from perpetual license sales, and the related maintenance revenue, and toward SaaS sales.
Service revenue was $4.9 million in both Q3 2022 and Q2 2022 and $5.7 million in Q3 2021. The year-over-year decrease resulted from customer contracts sunsetting, which impacted maintenance revenue associated with the company’s on-premise solution. Subscription and support revenue, which is included in service revenue and comprises the company's SaaS revenue, was $2.8 million in both Q3 2022 and Q2 2022 and $2.6 million in Q3 2021. The company expects subscription revenue will continue to grow as Qumu executes on its cloud transformation strategy.
Gross margin in Q3 2022 was 77.5%, compared to gross margin of 75.4% for Q2 2022 and 76.0% for Q3 2021. The gross margin percentage improved due primarily to better margins on SaaS revenue recognized compared to Q2 2022, a higher percentage of SaaS revenue contributing to the overall sales mix compared to Q3 2021, and improved utilization of professional services personnel.
Net loss in Q3 2022 totaled $(1.4) million, or $(0.08) loss per basic and diluted share. This compares to net loss of $(2.6) million, or $(0.15) loss per basic and diluted share, for Q2 2022 and net loss of $(3.7) million, or $(0.21) loss per basic and diluted share, in Q3 2021.
Adjusted EBITDA loss, a non-GAAP measure, in Q3 2022 was $(1.6) million, compared to $(3.1) million in Q2 2022 and $(3.5) million in Q2 2021.
As of September 30, 2022, the company had cash and cash equivalents of $6.0 million and borrowings on its line of credit of $1.2 million.

Business Outlook
Qumu provides guidance based on current market conditions and expectations. The company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the company’s strategic plan, transition to SaaS recurring revenue through channel partners, and the COVID-19 pandemic, such as trends in distributed remote and hybrid work impacting enterprise technology adoption and procurement.
To give insight into the progress of Qumu’s SaaS business transformation, the company provides a business outlook based on the percentage of recurring revenue comprised of SaaS revenue. Qumu’s management reiterated its expectation that SaaS recurring revenue will comprise approximately 65% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 75% of recurring revenue mix by the end of 2023.
Conference Call
Qumu executive management will host a conference call today (October 27, 2022) at 4:30 p.m. Eastern time. Register here to join the conference call:
https://register.vevent.com/register/BI807fbf299aa44f1192b19c2c4a86ad99.

Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://ir.qumu.com. The webcast will be archived on Qumu’s website for one year.
Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses Adjusted EBITDA, a non-GAAP measure, which excludes certain items from net loss, a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of derivative and warrant liabilities, foreign currency gains and losses, Employee Retention Credit income, gain on sale of BriefCam, Ltd. and other non-operating income and expenses.
The company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The company believes that Adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.
See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to Adjusted EBITDA, a non-GAAP measure, for the three and nine months ended September 30, 2022 and 2021.
About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. The Qumu Cloud platform enables global organizations to drive human engagement, increase access to and insights from video use, and modernize the workplace by providing a more efficient and effective way to share knowledge.
Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the success of go-to-market strategies or the other initiatives in the company’s strategic plan, the company's ability to continue as a going concern, the expected use and adoption of video in the enterprise, the ability to obtain additional capital as needed, the ability to attract and retain necessary personnel, the impact of COVID-19 on the use and adoption of video in the enterprise, the company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, or the demand for the company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other factors set forth in the company’s filings with the Securities and Exchange Commission.
The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.
Company Contact:
Tom Krueger
Chief Financial Officer
Qumu Corporation
Tom.Krueger@qumu.com
+1.612.638.9100

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Software licenses and appliances	$606	$742	$995	$1,091
Service	4,865	5,683	14,547	17,021
Total revenues	5,471	6,425	15,542	18,112
Cost of revenues:
Software licenses and appliances	58	63	137	190
Service	1,173	1,481	3,764	4,470
Total cost of revenues	1,231	1,544	3,901	4,660
Gross profit	4,240	4,881	11,641	13,452
Operating expenses:
Research and development	1,628	2,305	5,383	6,519
Sales and marketing	2,436	4,490	8,931	14,139
General and administrative	1,990	1,881	6,684	6,550
Amortization of purchased intangibles	150	163	459	488
Total operating expenses	6,204	8,839	21,457	27,696
Operating loss	(1,964)	(3,958)	(9,816)	(14,244)
Other income (expense):
Employee Retention Credit income	623	—	1,272	—
Interest expense, net	(26)	(12)	(135)	(81)
Decrease in fair value of derivative liability	—	—	—	37
Decrease in fair value of warrant liability	26	94	143	1,469
Gain on sale of BriefCam, Ltd.	—	50	—	50
Other, net	(150)	4	(334)	(23)
Total other income (expense), net	473	136	946	1,452
Loss before income taxes	(1,491)	(3,822)	(8,870)	(12,792)
Income tax benefit	(124)	(77)	(241)	(276)
Net loss	$(1,367)	$(3,745)	$(8,629)	$(12,516)

Net loss per share – basic:
Net loss per share – basic	$(0.08)	$(0.21)	$(0.48)	$(0.72)
Weighted average shares outstanding – basic	18,143	17,872	18,077	17,358
Net loss per share – diluted:
Loss attributable to common shareholders	$(1,367)	$(3,788)	$(8,629)	$(13,985)
Net loss per share – diluted	$(0.08)	$(0.21)	$(0.48)	$(0.80)
Weighted average shares outstanding – diluted	18,143	17,881	18,077	17,525

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
Assets	2022	2021
Current assets:
Cash and cash equivalents	$6,032	$20,563
Receivables, net	4,088	3,709
Contract assets	223	446
Income taxes receivable	750	556
Other receivable	1,272	—
Prepaid expenses and other current assets	1,790	2,184
Total current assets	14,155	27,458
Property and equipment, net	167	337
Right of use assets – operating leases	—	146
Intangible assets, net	882	1,388
Goodwill	6,066	7,388
Deferred income taxes, non-current	17	17
Other assets, non-current	308	362
Total assets	$21,595	$37,096
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$3,206	$2,742
Accrued compensation	1,415	1,725
Deferred revenue	9,757	10,862
Operating lease liabilities	82	597
Financing obligations	1,252	5,502
Warrant liability	658	801
Total current liabilities	16,370	22,229
Long-term liabilities:
Deferred revenue, non-current	1,169	1,507
Income taxes payable, non-current	647	630
Operating lease liabilities, non-current	—	21
Financing obligations, non-current	74	113
Total long-term liabilities	1,890	2,271
Total liabilities	18,260	24,500
Stockholders’ equity:
Common stock	179	178
Additional paid-in capital	105,912	105,655
Accumulated deficit	(99,322)	(90,693)
Accumulated other comprehensive loss	(3,434)	(2,544)
Total stockholders’ equity	3,335	12,596
Total liabilities and stockholders’ equity	$21,595	$37,096

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net loss	$(8,629)	$(12,516)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	634	738
Loss on disposal of property and equipment	(1)	3
Stock-based compensation	293	1,403
Accretion of debt discount and issuance costs	38	35
Decrease in fair value of derivative liability	—	(37)
Decrease in fair value of warrant liability	(143)	(1,469)
Gain on sale of BriefCam, Ltd.	—	(50)
Changes in operating assets and liabilities:
Receivables	(559)	913
Contract assets	223	37
Income taxes receivable / payable	(294)	107
Other receivable	(1,272)	—
Prepaid expenses and other assets	421	264
Accounts payable and other accrued liabilities	472	(607)
Accrued compensation	(269)	(915)
Deferred revenue	(882)	(2,800)
Net cash used in operating activities	(9,968)	(14,894)
Investing activities:
Proceeds from sale of BriefCam, Ltd.	—	50
Purchases of property and equipment	(10)	(216)
Net cash used in investing activities	(10)	(166)
Financing activities:
Principal payments on lines of credit	(7,000)	(1,840)
Proceeds from lines of credit	3,200	1,840
Principal payments on term loan	—	(1,833)
Payment for line of credit issuance costs	(86)	(25)
Principal payments on financing obligations	(489)	(342)
Net proceeds from common stock issuance	—	23,085
Proceeds from issuance of common stock under employee stock plans	—	545
Common stock repurchases to settle employee withholding liability	(35)	(47)
Net cash provided by (used in) financing activities	(4,410)	21,383
Effect of exchange rate changes on cash	(143)	(2)
Net increase (decrease) in cash and cash equivalents	(14,531)	6,321
Cash and cash equivalents, beginning of period	20,563	11,878
Cash and cash equivalents, end of period	$6,032	$18,199

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Software licenses and appliances	$606	$742	$995	$1,091
Service
Subscription and support	2,786	2,636	8,205	7,360
Maintenance and support	1,605	2,444	5,167	7,678
Subscription, maintenance and support	4,391	5,080	13,372	15,038
Professional services and other	474	603	1,175	1,983
Total service	4,865	5,683	14,547	17,021
Total revenue	$5,471	$6,425	$15,542	$18,112

A reconciliation from GAAP results to Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(1,367)	$(3,745)	$(8,629)	$(12,516)
Interest expense, net	26	12	135	81
Income tax benefit	(124)	(77)	(241)	(276)
Depreciation and amortization expense:
Depreciation and amortization in operating expenses	57	57	175	170
Total depreciation and amortization expense	57	57	175	170
Amortization of intangibles included in cost of revenues	—	26	—	80
Amortization of intangibles included in operating expenses	150	163	459	488
Total amortization of intangibles expense	150	189	459	568
Total depreciation and amortization expense	207	246	634	738
EBITDA	(1,258)	(3,564)	(8,101)	(11,973)
Gain on sale of BriefCam, Ltd.	—	(50)	—	(50)
Employee Retention Credit income	(623)	—	(1,272)	—
Decrease in fair value of derivative liability	—	—	—	(37)
Decrease in fair value of warrant liability	(26)	(94)	(143)	(1,469)
Other expense (income), net	150	(4)	334	23
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	22	12	58	44
Stock-based compensation included in operating expenses	121	236	235	1,359
Total stock-based compensation expense	143	248	293	1,403
Adjusted EBITDA	$(1,614)	$(3,464)	$(8,889)	$(12,103)